EXHIBIT 23.1

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549


                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-65708 of Vista Exploration Corporation (formerly ICOP Digital, Inc.), of our report dated March 26, 2004 appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




/s/  Cordovano and Honeck, P.C.
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     Cordovano and Honeck, P.C.

Denver, Colorado
September 3, 2004